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                                                                    EXHIBIT (24)



December 1, 2000

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $700 million net aggregate principal amount of any equity, trust or convertible securities, or a combination thereof, of the Corporation.

Very truly yours,




   /s/ William T. McCormick, Jr.          /s/ Victor J. Fryling
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       William T. McCormick, Jr.              Victor J. Fryling



   /s/ John Deutch
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       John M. Deutch                         William U. Parfet



   /s/ James J. Duderstadt                /s/ Percy A. Pierre
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       James J. Duderstadt                    Percy A. Pierre



   /s/ K. R. Flaherty                     /s/ K. L. Way
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       Kathleen R. Flaherty                   Kenneth L. Way



   /s/ Earl D. Holton                     /s/ K. Whipple
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       Earl D. Holton                         Kenneth Whipple



                              /s/ John B. Yasinsky
                        --------------------------------
                                John B. Yasinsky


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Extract from the minutes of a meeting of the Board of Directors of CMS Energy
Corporation (the "Corporation") held on December 1, 2000.

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Consolidation of Authorization for
Proposed Issue and Sale of Securities

               The Company was authorized at meetings of the Board of Directors held on April 25, 1997, December 4, 1998 and September 24, 1999, respectively, to issue certain preferred securities consisting of 7-3/4% Convertible Quarterly Income Preferred Securities ("QUIPS"); 8.75% Adjustable Convertible Trust Securities ("ACTS"); and 7.25% Premium Equity Participating Security Units (the "PEPS" Units"), all of which include provisions for conversion into or contracts to purchase common stock of the Corporation. Management of the Corporation recommended that such resolutions adopted by the Board should be consolidated to accommodate such conversions and sales, and to implement any other rights of the holders of Trust Preferred Securities as they may occur from time to time permitting the issue and sale of up to $700 million aggregate principal amount of (i) common stock, purchase contracts for common stock or stock purchase units, (ii) preferred stock, (iii) trust securities ("Trust Securities") of one or more trusts (the "Trust"), (iv) subordinated debt securities issued solely in connection with the sale of the Trust Securities, and (v) the Corporation's guarantee of Trust Securities of the Trust (collectively, the "Securities"), which includes allowance for conversions from convertible securities. The matter was discussed fully.

               Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                      RESOLVED: That the Board of Directors authorizes the issue and sale, from time to time, of up to $700 million aggregate principal amount of (i) common stock, purchase contracts for common stock or stock purchase units, (ii) preferred stock, (iii) trust securities ("Trust Securities") of one or more trusts (the "Trust"), (iv) subordinated debt securities issued solely in connection with the sale of the Trust Securities, and (v) the Corporation's guarantee of Trust Securities of the Trust (collectively, the "Securities"); and

                      RESOLVED FURTHER: That Messrs. Alan M. Wright and Thomas
        A. McNish (or successors, appointed in writing, by the Chairman of the Board, Vice Chairman of the Board or the President of the Corporation, and filed in the Corporate Secretary's office) are appointed to serve at the Corporation's request, and are authorized and empowered, for and on behalf of the Corporation, to act as the Corporation's trustees in accordance with any trust agreement, and any amendments thereto, of any Trust; and

                      RESOLVED FURTHER: That the above-designated trustees, and each of them, are authorized and empowered, to execute and deliver all documents, papers, applications, agreements and instruments, and any amendments, and to do all acts and things they deem necessary or appropriate and as counsel may advise to carry out the intent and purpose of the foregoing resolutions; and

                      RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and directed to appoint an institutional trustee, and any agent or trustees necessary or appropriate in connection with the issue and sale of the Securities; and

                      RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to prepare, execute, and file, or cause to be prepared and filed, one or more Registration Statements on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, together with all documents required as exhibits to such Registration Statements, with respect to the issue and sale of $700 million aggregate principal amount of Securities of the Corporation, such registrations to be in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registrations effective, including the execution and filing of any necessary or appropriate amendments, including post-effective amendments; and

                      RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities of the Corporation as they may deem advisable; to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in




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        connection therewith, to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers or any of them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation; and

                      RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to cause the Corporation to make application to the New York Stock Exchange, or on such other exchange as the officers may decide, for the listing on such Exchange, upon notice of issuance, of $700 million aggregate principal amount of Securities, as they may deem necessary or appropriate, and to represent the Corporation in connection with any application or applications for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said applications or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and



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                      RESOLVED FURTHER: That the officers of the Corporation,
        and each of them, are authorized and empowered to do and to perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates in the name and on the behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including the performance of the obligations of the Corporation under any Registration Statement or any other agreements related to the issuance and sale of the Corporation's Securities.

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I, Thomas A. McNish, Vice President and Secretary of CMS Energy Corporation,
CERTIFY that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly held on December 1, 2000 at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 4th day of December 2000.



        (S E A L)

                                                  /s/ Thomas A. McNish
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                                                     Thomas A. McNish
                                               Vice President and Secretary